Exhibit 4.1

EXECUTION VERSION

ENDO PHARMACEUTICALS HOLDINGS INC.

1.75% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE APRIL 15, 2015

INDENTURE

DATED AS OF APRIL 15, 2008

THE BANK OF NEW YORK,

AS TRUSTEE

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THIS INDENTURE, dated as of April 15, 2008, is between Endo Pharmaceuticals Holdings Inc., a corporation duly organized under the laws of Delaware (the “Company”), and The Bank of New York, a New York banking corporation having its principal office at 101 Barclay Street, Floor 8W, New York, New York 10286, as Trustee (the “Trustee”).

In consideration of the premises and the acquisition of the Securities by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the registered Holders of the Securities.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Additional Interest” means any additional interest payable pursuant to Section 7.10 or Section 9.02(b) hereof.

“Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, or to the delegending of Global Securities or shares of Common Stock, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer, exchange or delegending.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended or may be, at the option of the lessor, extended).

“Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors specifically authorized to act for it with respect to this Indenture.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1, 3 and 4 thereof.

“Closing Sale Price” of the Common Stock means, as of any date of determination, the closing sale price per share (or, if no such closing sale price is reported on such day, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) at 4:00 p.m. (New York City time) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by Pink Sheets LLC.

“Common Stock” means the common stock of the Company, $0.01 par value, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of the Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors as of the date hereof or (b) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

“Conversion Period” means, with respect to any Security surrendered for conversion, the forty consecutive Trading Day period beginning on and including the third Trading Day after the related Conversion Date for such Security; provided that with respect to any Conversion Date occurring during the period beginning on the forty-fifth scheduled Trading Day prior to the Maturity Date and ending at 5:00 p.m. (New York City time), on the second Business Day immediately prior to the Final Maturity Date, the “Conversion Period” means the first forty Trading Days beginning on and including the forty-second scheduled Trading Day prior to the Maturity Date.

“Conversion Rate” means, as of any date of determination, an amount equal to $1,000 divided by the then applicable Conversion Price on such date, rounded to the nearest 1/10,000th of a share, for each $1,000 principal amount of the Securities. As of the date hereof and subject to adjustment pursuant to Section 5.06, the Conversion Rate with respect to the Securities is approximately 34.2466 shares of Common Stock.

“Conversion Value” of a Security means, as of any date of determination, the product of the Closing Sale Price of the Common Stock on such date multiplied by the then current Conversion Rate of such Security on such date.

“Corporate Trust Office” means the office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date of the execution of this Indenture is located at 101 Barclay Street, Floor 8W, New York, New York 10286, Attention: Corporate Trust Administration, or at any other time at such other address as the Trustee may designate from time to time by notice to the Holders and the Company or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

“Daily Conversion Value” means, for each of the forty consecutive Trading Days during the Conversion Period, one-fortieth (1/40th) of the product of (a) the applicable Conversion Rate and (b) the Daily VWAP of the Common Stock on such Trading Day.

“Daily Measurement Value” is equal to the Specified Dollar Amount, divided by 40.

“Daily Settlement Amount,” for each $1,000 aggregate principal amount of Securities validly surrendered for conversion, on each of the forty consecutive Trading Days during the Conversion Period, shall consist of:

(a) Cash equal to the lesser of the Daily Measurement Value and the Daily Conversion Value for such Trading Day; and

(b) to the extent such Daily Conversion Value for such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to the Daily Net Share Settlement Amount.

“Daily Net Share Settlement Value” means, to the extent the Daily Conversion Value exceeds the Daily Measurement Value, (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP of the Common Stock for such Trading Day.

“Daily VWAP” for the Common Stock (or any security that is part of the Reference Property into which the Common Stock has been converted, if applicable) means, for each of the 40 consecutive Trading Days during the Conversion Period, the per share volume-weighted average price on the principal exchange or over-the-counter market on which the Common Stock

(or other security) is then listed or traded, as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ENDP.Q <Equity> AQR” (or its equivalent successor if any such page is not available or the Bloomberg Page for any security that is part of the Reference Property into which the Common Stock has been converted, if applicable) in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such Trading Day (or if such volume-weighted average price is unavailable (or the Reference Property in question is not a security), the estimated volume-weighted average price of the shares of Common Stock (or the other Reference Property) on such Trading Day as determined in a reasonable, good faith manner by the Board of Directors using a volume-weighted method) and will be determined without regard to after hours trading or any other trading outside of the regular trading session.

“Default” or “default” means any event which is or, after notice or passage of time or both, would be an Event of Default.

“Designated Senior Indebtedness” of the Company means any Senior Indebtedness of the Company that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as “Designated Senior Indebtedness” for purposes of this Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Fair Market Value” means with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for Cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. For all purposes of this Indenture, Fair Market Value shall be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors.

“Final Maturity Date” means April 15, 2015.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and other official written statements from the accounting staff of the SEC expressing the views of the SEC therein.

“Global Security” means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1, 3 and 4 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any Indebtedness.

“Holder” or “Securityholder” means the person in whose name a Security is registered on the Primary Registrar’s books.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing immediately after the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination, without duplication, the following items if and to the extent that any of them (other than items specified under clauses (c), (g), (h) and (i) below) would appear as a liability or, in the case of clause (f) only, Preferred Stock on the balance sheet of such Person, prepared in accordance with GAAP, on such date:

(a) the principal amount of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(b) the principal amount of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto but excluding obligations in respect of letters of credit issued in respect of Trade Payables);

(d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than twelve months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

(e) all Capitalized Lease Obligations and all Attributable Debt of such Person;

(f) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Persons;

(g) all obligations of such Person with respect to interest rates, swaps, caps, collar agreements, foreign currency hedges, exchanges and other similar agreements;

(h) all obligations of such Person in respect of a Receivables Facility; and

(i) all obligations of the type referred to in clauses (a) through (h) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

“Initial Issue Date” means April 15, 2008.

“Initial Purchasers” shall mean Deutsche Bank Securities Inc. and Lazard Capital Markets LLC.

“Instrument” means any bond, debenture, note or other evidence of Indebtedness for money borrowed by the Company or any Significant Subsidiary (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Company) or any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Significant Subsidiary (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Company).

“interest”, in respect of the Securities, unless the context otherwise requires, refers to interest payable on the Securities, including Additional Interest, if any.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading, by reason of movements in price exceeding limits permitted by NASDAQ or otherwise, in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“NASDAQ” means The NASDAQ Global Select Market.

“Officer” means the Chairman or any Co-Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary or any Assistant Controller or Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two or more Officers of the Company, one of whom must be either the principal executive officer, the principal financial officer or the principal accounting officer of the Company, delivered to the Trustee, that meets the requirements of Section 13.04.

“Opinion of Counsel” means a written opinion that meets the requirements of Section 13.04 from legal counsel. The counsel may be an employee of or counsel to the Company.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal” or “principal” of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

“QIB” means any “qualified institutional buyer” (as defined in Rule 144A).

“Qualifying Fundamental Change” means the occurrence of any of the following: (a) any Change in Control included in clause (i) or (ii) of the definition of Change in Control or (b) any Termination of Trading, provided that an acquisition, consolidation, merger, binding share exchange or sale, assignment, conveyance, transfer, lease or other disposition otherwise constituting a Change in Control will not constitute a Qualifying Fundamental Change if at least 90% of the consideration paid for the Common Stock in that transaction, excluding Cash payments for fractional shares and Cash payments made pursuant to dissenters’ appraisal rights, consists of shares of common stock traded on a U.S. national securities exchange, or will be so traded immediately following the merger, binding share exchange or consolidation, and, as a result of the merger, binding share exchange or consolidation, the Securities become convertible into such shares of such common stock.

“Receivables Facility” means any future receivables financing facilities pursuant to which the Company and/or any of its Significant Subsidiaries sell accounts receivable to a Person that is not a Significant Subsidiary pursuant to arrangements customary in the industry.

“Representative” means the trustee, agent or representative (if any) for an issue of Senior Indebtedness as identified by the Company to the Trustee pursuant to a written notice from the Company.

“Restricted Common Stock” means Common Stock issued upon conversion of a Security that is Transfer Restricted Common Stock.

“Restricted Global Security” means a Global Security that is a Transfer Restricted Security.

“Restricted Security Legend” means the legend set forth in Section 2.12(a).

“Restricted Stock Legend” means the legend required by Section 2.12(b).

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Company or any of its Subsidiaries whereby the Company or any of its Significant Subsidiaries transfers such property to a Person and the Company or such Significant Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

“SEC” means the United States Securities and Exchange Commission.

“Securities” means the 1.75% Convertible Senior Subordinated Notes due 2015, or any of them (each, a “Security”).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

“Senior Indebtedness” of the Company means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company regardless of whether or not a claim for post-filing interest is allowed in such proceedings) and fees and other amounts owing in respect of all Indebtedness of the Company whether outstanding on the date of this Indenture or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Securities; provided, however, that Senior Indebtedness shall not include (a) any obligation of the Company to any Subsidiary of the Company, (b) any liability for Federal, state, local or other taxes owed or owing by the Company, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (d) any Indebtedness or obligation of the Company (and any accrued and unpaid interest in respect thereof) that by its terms is subordinated or junior in right of payment to any other Indebtedness or obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations or (e) any obligations with respect to any Capital Stock.

“Senior Subordinated Indebtedness” means the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Securities in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

“Settlement Method” means, with respect to a conversion of Securities, the relative proportions of Cash and/or shares of Common Stock with which such conversion is settled under this Indenture, as elected (or deemed to be elected) by the Company.

“Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X under the Securities Act.

“Specified Dollar Amount” means the amount of Cash per $1,000 principal amount of converted Securities specified in the Settlement Notice related to such converted Securities.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) NASDAQ or, if the Common Stock is not listed on NASDAQ, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed is open for trading or, if the Common Stock is not so listed, any Business Day. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Trading Price” means, on any date of determination with respect to any Security, the average of the secondary bid quotations per Security obtained by the Conversion Agent for $5,000,000 principal amount of Securities at approximately 3:30 p.m. (New York City time) on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if at least three such bids cannot reasonably be obtained, but two such bids can reasonably be obtained, then the average of these two bids shall be used; provided, further, that, if at least two such bids cannot reasonably be obtained, but one such bid can reasonably be obtained, this one bid shall be used. If, on any date of determination, the Conversion Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Securities from an independent nationally recognized securities dealer, then the Trading Price of such Securities on such date of determination will be deemed to be less than 98% of the Conversion Value.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

“Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” of a Person means any class or classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Significant Subsidiary of the Company all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

Section 1.02. Other Definitions.

Term	Defined in Section
“Additional Securities”	2.16(a)
“Additional Shares”	4.02(a)
“Agent Members”	2.01(b)
“Bankruptcy Law”	9.01
“Blockage Notice”	6.03
“Change in Control”	3.01(a)
“Company Order”	2.02
“Conversion Agent”	2.03
“Conversion Consideration”	5.05(a)(iv)
“Conversion Date”	5.02(b)
“Conversion Obligation”	5.05(a)
“Conversion Price”	5.06
“Custodian”	9.01
“Daily Conversion Value”	5.05(a)
“Designated Financial Institution”	5.14
“Depositary”	2.01(a)
“DTC”	2.01(a)
“Effective Date”	4.02(b)
“Event of Default”	9.01
“Exchange Election”	5.14
“Expiration Date”	5.06(d)
“Expiration Time”	5.06(d)
“Fundamental Change”	3.01(a)
“Fundamental Change Purchase Date”	3.01(a)
“Fundamental Change Purchase Notice”	3.01(c)
“Fundamental Change Purchase Price”	3.01(a)
“Interest Payment Date”	4.01(a)
“Legal Holiday”	13.07
“Additional Interest Notice”	7.05
“Maximum Conversion Rate”	4.02(g)
“Notice of Conversion”	5.02(a)
“pay the Securities”	6.03
“Paying Agent”	2.03
“Payment Blockage Period”	6.03
“Primary Registrar”	2.03
“Purchased Shares”	5.06(d)
“Quarter”	5.01(a)
“Record Date”	4.01(a)
“Reference Property”	5.11
“Registrar”	2.03
“Resale Restriction Termination Date”	2.12(a)
“Rights Plan”	5.06(c)
“Settlement Notice”	5.05(a)(iii)
“Spin-Off”	5.06(d)(iii)

Term	Defined in Section
“Stock Price”	4.02	(a)
“Termination of Trading”	3.01	(a)
“Transfer Restricted Common Stock”	2.12	(b)
“Transfer Restricted Securities”	2.12	(a)
“Transforming Transaction”	5.01	(e)
“Trigger Event”	5.06	(c)
“Triggering Distribution”	5.06	(d)
“Unissued Shares”	3.01	(a)
“Volume Weighted Average Price”	5.05	(a)

Section 1.03. Trust Indenture Act Provisions.

Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. This Indenture shall also include those provisions of the TIA that would be required to be included herein by the provisions of the Trust Indenture Reform Act of 1990 if this Indenture had been qualified pursuant to the TIA. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture trustee” means the Trustee; and

“obligor” on the Securities means the Company or any other obligor on the Securities.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.04. Rules of Construction.

Unless the context otherwise requires:

(A) a term has the meaning assigned to it herein;

(B) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(C) words in the singular include the plural, and words in the plural include the singular;

(D) provisions apply to successive events and transactions;

(E) the term “merger” includes a statutory share exchange, and the term “merged” has a correlative meaning;

(F) the masculine gender includes the feminine and the neuter;

(G) references to agreements and other instruments include subsequent amendments thereto;

(H) “herein”, “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(I) references to the payments on the Securities shall include Additional Interest payable hereunder, if any.

ARTICLE 2

THE SECURITIES

Section 2.01. Form and Dating.

The Securities and the corresponding Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. The Securities shall be dated the date of their authentication.

(a) Restricted Global Securities. Securities offered and sold to QIBs in reliance on Rule 144A shall be issued in the form of one or more Restricted Global Securities, substantially in the form of Exhibit A, which shall be deposited on behalf of the acquirers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein, and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c) and Section 2.02, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or as otherwise instructed by the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ENDO PHARMACEUTICALS HOLDINGS INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

Section 2.02. Execution and Authentication.

An Officer shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually or by facsimile signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $379,500,000 upon receipt of (i) a written order or orders of the Company signed by two Officers of the Company (a “Company Order”) and delivered to the Trustee, and (ii) an Officers’ Certificate and Opinion of Counsel pursuant to Section 13.04 hereof, if required. Additional Securities may thereafter be issued pursuant to Section 2.16 hereof. Each Company Order shall specify the amount of Securities to be authenticated, shall provide that all Securities will be represented by a Global Security and the date on which each original issue of Securities is to be authenticated. The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.03. Registrar, Paying Agent and Conversion Agent.

The Company shall maintain one or more offices or agencies in The City of New York where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”) or for conversion (each, a “Conversion Agent”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, or Conversion Agent, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Article 11).

The Company hereby initially designates the Trustee as Paying Agent, Registrar, Securities Custodian and Conversion Agent, and the Corporate Trust Office of the Trustee to be such office or agency of the Company for each of the aforesaid purposes.

Section 2.04. Paying Agent to Hold Money in Trust.

Prior to 11:00 a.m. (New York City time) on each due date of the principal of or interest on any Securities, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee in writing of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an

Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m. (New York City time) on each due date of the principal of or interest on any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

Section 2.05. Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee at least five Business Days before each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06. Transfer and Exchange.

(a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by, if applicable, any legal opinions, certifications or other evidence required by the Company pursuant to Section 2.12 and, if it is a Certificated Security, an assignment form in the form included in Exhibit A, all in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.10, 3.04, 5.02(f) or 12.05.

None of the Company, any Registrar or the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof in respect of which a Fundamental Change Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(b) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(c) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable U.S. federal or state securities law. Prior to the due presentment of a registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of all payments with respect to such Securities, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07. Replacement Securities.

If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them from any loss they may suffer if a Security is replaced, then, in the absence of written notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding. The Trustee and the Company each may charge such Holder for their expenses in replacing such Security.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article 3, or converted pursuant to Article 5, the Company in its discretion may, instead of issuing a new Security, pay, redeem, purchase or convert such Security, as the case may be.

Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.08. Outstanding Securities.

Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those purchased pursuant to Article 3, those converted pursuant to Article 5, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives, subsequent to the new Security’s authentication, proof satisfactory to the Company that the replaced Security is held by a bona fide purchaser unaware that such Security has been replaced.

If a Paying Agent (other than the Company or an Affiliate of the Company) holds in respect of Securities on a Fundamental Change Purchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any), and any accrued interest on Securities (or portions thereof) payable on that date, then on and after such Fundamental Change Purchase Date or the Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and any interest on them shall cease to accrue.

Subject to the restrictions contained in Section 2.09, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.09. Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

Section 2.10. Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Every temporary Security shall be executed and registered by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

Section 2.11. Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, redemption, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, payment, conversion or cancellation and shall deliver the canceled Securities to the Company. All Securities which are redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 5.

Section 2.12. Legends; Additional Transfer Requirements.

(a) Every Security that bears or is required under this Section 2.12(a) to bear the Restricted Security Legend set forth in this Section 2.12(a) (the “Transfer Restricted Securities”) shall be subject to the restrictions on transfer set forth in Section 2.06 and this Section 2.12(a) (including those set forth in the Restricted Security Legend set forth below), and the Holder of each such Transfer Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 2.12(a) and 2.12(b), the term “transfer” includes any sale, pledge, transfer or other disposition whatsoever of any Transfer Restricted Security. The Registrar shall not register any transfer of a Transfer Restricted Security not made in accordance with the restrictions on transfer set forth in this Section 2.12.

Subject to the last two paragraphs of this Section 2.12(a), prior to the date upon which the Trustee removes the Restricted Security Legend from any Security (the “Resale Restriction Termination Date”, which shall have a correlative meaning in respect of any Restricted Common Stock) any certificate evidencing such Security (and all securities issued in exchange therefor or substitution thereof, including Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.12(b), if applicable) shall bear a legend in substantially the following form:

“THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1. REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2. AGREES FOR THE BENEFIT OF ENDO PHARMACEUTICALS HOLDINGS INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

So long as the Securities are represented by Global Securities that are held by or on behalf of the Depositary only, the Company may accomplish any delegending of such Securities by:

(i) instructing the Trustee to remove the Restricted Security Legend from the Securities and instructing the transfer agent for the Common Stock to remove the Restricted Stock Legend from the Common Stock issued upon conversion of the Securities;

(ii) notifying Holders of the Securities and Common Stock issued upon conversion of the Securities that the Restricted Security Legend and Restricted Stock Legend have been removed or deemed removed;

(iii) notifying the Trustee, the transfer agent for the Common Stock and DTC to change the CUSIP number for the Securities and the Common Stock issued upon conversion of the Securities to the applicable unrestricted CUSIP number; and

(iv) complying with any Applicable Procedures for delegending;

whereupon the Restricted Security Legend shall be deemed removed from any Global Securities without further action on the part of Holders.

Any Security (or security issued in exchange or substitution therefor) as to which the restrictions on transfer shall have expired in accordance with their terms or that has been transferred, replaced or exchanged on or after the Resale Restriction Termination Date or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may, upon surrender of such Security to the Registrar for exchange in accordance with the provisions of this Section 2.12, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Restricted Security Legend required by this Section 2.12(a).

(b) Every stock certificate representing Common Stock issued upon conversion of a Transfer Restricted Security that bears or is required under this Section 2.12(b) to bear the Restricted Stock Legend set forth in this Section 2.12(b) (the “Transfer Restricted Common Stock”) shall be subject to the restrictions on transfer set forth in Section 2.06 and this Section 2.12(b) (including those set forth in the Restricted Stock Legend set forth below), and the Holder of such Common Stock issued upon conversion of a Transfer Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer and the further restrictions set forth in Section 2.15. The Company shall not register any transfer of Common Stock issued upon conversion of such a Transfer Restricted Security not made in accordance with the restrictions on transfer set forth in this Section 2.12.

Subject to the last paragraph of this Section 2.12(b) and Section 2.15 with respect to Common Stock, prior to the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of a Transfer Restricted Security shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such issuance) or such Common Stock has been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act:

“THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1. REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2. AGREES FOR THE BENEFIT OF ENDO PHARMACEUTICALS HOLDINGS INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SECURITY IN RESPECT OF THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

Any stock certificate (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or that has been transferred, replaced or exchanged on or after the Resale Restriction Termination Date or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may, upon surrender of such stock certificate to the Registrar for exchange in accordance with the provisions of this Section 2.12 and Section 2.15, be exchanged for a new stock certificate, of like tenor and aggregate number of shares, which shall not bear the Restricted Stock Legend required by this Section 2.12(b).

(c) Any Security or Common Stock issued upon the conversion or exchange of a Security that, prior to the date upon which the Company instructs the Trustee to remove the Restricted Security Legend, is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Security or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

(d) Notwithstanding any provision of Section 2.06 and Section 2.12 to the contrary, in the event Rule 144(d) as promulgated under the Securities Act (or any successor rule) is amended to change the one-year period under Rule 144(d) (or the corresponding period under any successor rule), from and after receipt by the Trustee of the Officers’ Certificate and Opinion of Counsel provided for in this Section 2.12(d), (i) each reference in Section 2.12(a) to “one year” and in the Restricted Security Legend set forth in such paragraph to “ONE YEAR” shall be deemed for all purposes hereof to be references to such changed period, (ii) each reference in Section 2.12(b) to “one year” and in the Restricted Stock Legend set forth in such paragraph to “ONE YEAR” shall be deemed for all purposes hereof to be references to such changed period and (iii) all corresponding references in the Security (including the definition of Resale Restriction Termination Date) and the Restricted Security Legend thereon shall be deemed for all purposes hereof to be references to such changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws. The provisions of this Section 2.12(d) shall not be effective until such time as the Opinion of Counsel and Officers’ Certificate have been received by the Trustee hereunder. This Section 2.12(d) shall apply to successive amendments to Rule 144(d) (or any successor rule) changing the holding period thereunder.

(e) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

(f) The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Securities:

(i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (B) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (A) shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(iii) The registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company shall promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

Section 2.13. Cusip or ISIN Numbers.

The Company in issuing the Securities may use one or more “CUSIP” and/or ISIN numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or ISIN numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” and/or ISIN numbers.

Section 2.14. [Reserved].

Section 2.15. Issuance, Transfer and Exchange of Common Stock Issuable Upon Conversion of the Securities.

If (i) shares of Common Stock to be issued upon conversion of Securities bearing the Restricted Security Legend are to be registered in a name other than that of the Holder of such Securities or (ii) shares of Common Stock represented by a certificate bearing the Restricted Stock Legend are transferred subsequently by such Holder, then the Holder must deliver to the transfer agent for the Common Stock and to the Company a certificate in substantially the form of Exhibit B as to compliance with the restrictions on transfer applicable to such shares of Common Stock and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

Section 2.16. Additional Securities.

(a) The Company may, from time to time without the consent of the Holders of outstanding Securities, increase the aggregate principal amount of the Securities by issuing additional Securities in the future pursuant to this Indenture (“Additional Securities”) having terms and conditions identical to those of the other outstanding Securities, except that Additional Securities may have a different initial date from which interest begins to accrue thereon so that the Additional Securities are fungible with outstanding Securities; provided that no differences pursuant to this Section 2.16(a) shall cause such Additional Securities to constitute a different class of securities than the Securities issued on the Initial Issue Date for U.S. federal income tax purposes; and provided, further, that the Additional Securities shall have the same CUSIP number as the Securities issued on the Initial Issue Date. The Securities issued on the Initial Issue Date and any Additional Securities shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, offers to purchase and U.S. federal income tax purposes. No Additional Securities may be issued if on the issue date therefor any Event of Default has occurred and is continuing.

(b) With respect to any Additional Securities, the Company shall set forth in an Officers’ Certificate pursuant to a resolution of the Board of Directors of the Company, copies of which shall be delivered to the Trustee, the following information:

(i) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

(ii) the issue date and the issue price of such Additional Securities; and

(iii) whether such Additional Securities will be subject to transfer restrictions under the Securities Act (or other applicable securities laws).

In addition, the Company shall deliver to the Trustee an Opinion of Counsel in accordance with Section 13.04 hereof certifying as to the satisfaction of all conditions precedent to the authentication by the Trustee of such Additional Securities.

Section 2.17. Additional Interest.

Under certain circumstances, the Company may be obligated to pay Additional Interest to Holders, as and to the extent set forth in accordance with Section 7.10 and Section 9.02(b) hereof. Any Additional Interest is deemed to be interest for purposes of this Indenture. The Trustee has no duty to determine when Additional Interest under Section 7.10 or Section 9.02(b) hereof should be paid.

ARTICLE 3

PURCHASES OF SECURITIES UPON FUNDAMENTAL CHANGE

Section 3.01. Purchase of Securities at Option of the Holder Upon Fundamental Change.

(a) If at any time that Securities remain outstanding there shall occur a Fundamental Change, Securities shall be purchased by the Company at the option of the Holders, as of the date of the Company’s choosing that is not less than 20 or more than 35 Business Days after the date on which the Company notifies the Holders of the Securities of the occurrence of the effective time of the Fundamental Change (the “Fundamental Change Purchase Date”) at a purchase price equal to 100% of the principal amount of the Securities, together with any accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), payable in Cash, subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 3.01. Notwithstanding the foregoing, the Company may not purchase the Securities upon the occurrence of a Fundamental Change if the principal amount of the Securities has been accelerated and such acceleration has not been rescinded on or prior to the Fundamental Change Purchase Date.

A “Fundamental Change” shall mean the occurrence of a Change in Control or a Termination of Trading.

A “Change in Control” shall be deemed to have occurred if any of the following occurs after the date hereof:

(i) any “person” or “group” (as such terms are defined below) is or becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of Voting Stock of the Company representing 50% or more of the total voting power of all outstanding classes of Voting Stock of the Company or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors; or

(ii) the Company consolidates or enters into a binding share exchange with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers,

leases or otherwise disposes of all or substantially all of the assets of the Company, or any Person consolidates or enters into a binding share exchange with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined below), directly or indirectly, shares of Voting Stock of the Company immediately prior to such transaction “beneficially own” (as defined below), directly or indirectly, shares of Voting Stock of the Company representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee Person; or

(iii) a majority of the members of the Board of Directors are not Continuing Directors; or

(iv) the holders of the Capital Stock of the Company approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the terms hereof).

For the purpose of the definition of “Change in Control”, (i) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term “group” includes any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the “person” or “group” (as such terms are defined above) or other Person with respect to which the Change in Control determination is being made, all Unissued Shares deemed to be held by all other Persons, and (iii) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner”. The term “Unissued Shares” means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control.

Notwithstanding anything to the contrary set forth in this Section 3.01, Holders shall not have the right to require the Company to purchase any Securities under clause (i) or clause (ii) of the definition of “Change in Control” above, and the Company shall not be required to deliver a written notice of a Fundamental Change as a result of any acquisition, consolidation, merger or binding share exchange or a sale, assignment, conveyance, transfer, lease or other disposition, if at least 90% of the consideration paid for the Common Stock in that transaction, excluding Cash payments for fractional shares and Cash payments made pursuant to dissenters’ appraisal rights, consists of shares of common stock traded on a U.S. national securities exchange, or that will be so traded immediately following the merger, binding share exchange or consolidation, and, as a result of the merger, binding share exchange or consolidation, the Securities become convertible into such shares of such common stock.

A “Termination of Trading” means that the Common Stock or other securities into which the Securities are convertible are not approved for listing on a U.S. national securities exchange.

(b) Within 10 Business Days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state:

(i) the date of such Fundamental Change and, briefly, the events causing such Fundamental Change;

(ii) the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.01 must be given;

(iii) the Fundamental Change Purchase Date;

(iv) the Fundamental Change Purchase Price;

(v) the Holder’s right to require the Company to purchase the Securities;

(vi) briefly, the conversion rights of the Securities;

(vii) the name and address of each Paying Agent and Conversion Agent;

(viii) the Conversion Price (giving effect to any applicable Additional Shares) and any adjustments thereto;

(ix) that Securities as to which a Fundamental Change Purchase Notice has been given may be converted into Cash and Common Stock (if any) pursuant to Article 5 of this Indenture only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(x) the procedures that the Holder must follow to exercise rights under this Section 3.01;

(xi) the procedures for withdrawing a Fundamental Change Purchase Notice, including a form of notice of withdrawal; and

(xii) that the Holder must satisfy the requirements set forth in the Indenture and the Securities in order to convert the Securities.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

(c) A Holder may exercise its rights specified in subsection (a) of this Section 3.01 upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other manner reasonably acceptable to the Paying Agent and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of the exercise of such rights (a “Fundamental Change

Purchase Notice”) to any Paying Agent during the period between the mailing of the Fundamental Change Purchase Notice and the close of business on the second scheduled Trading Day next preceding the Fundamental Change Purchase Date.

The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.01, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Security pursuant to Section 3.01 through Section 3.04 also apply to the purchase of such portion of such Security.

Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to 5:00 p.m. (New York City time) on the second scheduled Trading Day next preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02.

A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

Section 3.02. Effect of Fundamental Change Purchase Notice.

Upon receipt by any Paying Agent of the Fundamental Change Purchase Notice specified in Section 3.01(c), the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security. Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (a) the Fundamental Change Purchase Date with respect to such Security (provided the conditions in Section 3.01(c) have been satisfied) and (b) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.01(c). Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article 5 on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn.

A Fundamental Change Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other manner reasonably acceptable to the Paying Agent and, in the case of Global

Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to 5:00 p.m. (New York City time) on the second scheduled Trading Day immediately preceding the Fundamental Change Purchase Date, specifying the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

Section 3.03. Deposit of Fundamental Change Purchase Price.

On or before 11:00 a.m. (New York City time) on the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Fundamental Change Purchase Date) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased as of such Fundamental Change Purchase Date. The manner in which the deposit required by this Section 3.03 is made by the Company shall be at the option of the Company; provided that such deposit shall be made in a manner reasonably acceptable to the Trustee and the Paying Agent such that the Trustee or a Paying Agent shall have immediately available funds on the Fundamental Change Purchase Date.

If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Purchase Price of any Security for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture, then, on the Fundamental Change Purchase Date, such Security shall cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities purchased as a result of such Fundamental Change on or as soon as practicable after the Fundamental Change Purchase Date.

To the extent that the aggregate amount of Cash deposited by the Company pursuant to this Section 3.03 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess Cash to the Company.

Section 3.04. Securities Purchased in Part.

Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 3.05. Compliance with Securities Laws Upon Purchase of Securities.

In connection with any offer to purchase Securities under Section 3.01, the Company shall (a) comply with the applicable provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report), if required, under the Exchange Act and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or repurchase Securities, all so as to permit the rights of the Holders and obligations of the Company under Section 3.01 through Section 3.04 to be exercised in the time and in the manner specified therein.

Section 3.06. No Fundamental Change Repurchase Following Acceleration.

No Securities shall be purchased by the Company under Section 3.01 if the principal amount of the Securities has been accelerated under Section 9.02, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date.

Section 3.07. Trustee’s Fundamental Change Purchase Disclaimer.

The Trustee has no duty to determine when a Fundamental Change has occurred, or when purchases of Securities upon a Fundamental Change under Article 3 should be made. The Trustee shall not be accountable for and makes no representation as to the Fundamental Change Purchase Price payable in respect of any Fundamental Change. The Trustee shall not be responsible for the Company’s failure to comply with this Article 3.

ARTICLE 4

PAYMENT OF INTEREST AND ADDITIONAL SHARES

Section 4.01. Interest Payments.

(a) The Company shall pay interest on the Securities at a rate of 1.75% per annum, payable semi-annually in arrears on April 15 and October 15 of each year (each, an “Interest Payment Date”), or if any such day is not a Business Day, the immediately following Business Day, commencing October 15, 2008. Interest on a Security shall be paid to the Holder of such Security at the close of business on April 1 or October 1 (each, a “Record Date”), as the case may be, next preceding the related Interest Payment Date, and shall be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of the maturity, conversion, or purchase of a Security by the Company at the option of the Holder, interest shall cease to accrue on such Security. Notwithstanding any other provision of this Indenture, however, the Company shall pay interest on the Final Maturity Date to Holders on the Record Date immediately preceding the Final Maturity Date in respect of the period ending with the Final Maturity Date regardless of whether such Holders convert their Securities.

(b) Upon conversion of a Security, (i) a Holder shall not receive any Cash payment of interest (unless such Holder is the Holder on a Record Date and such conversion occurs between such Record Date and the Interest Payment Date to which it relates, in which case a Holder on the Record Date shall receive on the Interest Payment Date accrued and unpaid interest) and the

Conversion Rate shall not be adjusted to account for accrued and unpaid interest and (ii) except as set forth in clause (c) below, the Company’s delivery to a Holder of Cash and shares, if any, of Common Stock into which the Security is convertible shall be deemed to satisfy its obligation with respect to such Security, and any accrued but unpaid interest shall be deemed to be paid in full upon conversion, rather than cancelled, extinguished or forfeited.

(c) Securities surrendered for conversion by a Holder after the close of business on any Record Date but prior to the next Interest Payment Date must be accompanied by payment of an amount equal to the interest that shall be payable on the Securities; provided, however, that no such payment need be made (1) if the Company has specified a Fundamental Change Purchase Date that is after a Record Date and on or prior to the next Interest Payment Date, (2) with respect to any Securities surrendered for conversion following the Record Date for the payment of interest immediately preceding the Final Maturity Date or (3) only to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Securities.

Section 4.02. Additional Shares.

(a) If a Holder elects to convert its Securities pursuant to Section 5.01(d) hereof in connection with a Qualifying Fundamental Change that occurs prior to the Final Maturity Date, the Conversion Rate of the Securities being converted by such Holder at that time shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) determined by reference to the table attached as Schedule 4.02 hereto. For avoidance of doubt, the adjustment provided for in this Section 4.02 shall be made only with respect to the Securities converted in connection with such Qualifying Fundamental Change and shall not be effective as to any Securities not so converted.

(b) For purposes of determining the applicable number of Additional Shares pursuant to Schedule 4.02:

(i) “Effective Date” shall mean the date the Qualifying Fundamental Change occurs or becomes effective; and

(ii) “Stock Price” shall mean:

(x) in the case of a Qualifying Fundamental Change described in clause (ii) of the definition of Change in Control in which the holders of Common Stock receive only Cash in such Qualifying Fundamental Change, the Cash amount paid per share; or

(y) in the case of any other Qualifying Fundamental Change, the average of the last reported Closing Sale Prices of Common Stock over the five consecutive Trading Day period ending on the Trading Day preceding the Effective Date of such Qualifying Fundamental Change.

(c) If the Stock Price is between two Stock Price amounts in the table attached as Schedule 4.02 hereto, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts, based on a 365-day year.

(d) If the Effective Date falls between two Effective Dates in the table attached as Schedule 4.02 hereto, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the two dates, based on a 365-day year.

(e) No increase in the Conversion Rate shall be made pursuant to this Section 4.02 if the Stock Price (i) exceeds $100.00 per share (subject to adjustment) or (ii) is less than $24.85 per share (subject to adjustment).

(f) The Stock Price figures set forth in the first row of the table (i.e., column headers) in Schedule 4.02 hereto shall be adjusted as of any date on which the Conversion Price of the Securities is adjusted pursuant to Section 5.06. The Stock Price figures set forth in the table shall be adjusted by the same adjustment factor applied to the Conversion Price pursuant to Section 5.06. The number of Additional Shares indicated in the table shall be adjusted by the inverse of the adjustment factor applied to the Conversion Price pursuant to Section 5.06.

(g) In no event shall the Conversion Rate be increased to more than 40.2366 shares per $1,000 principal amount of Securities (the “Maximum Conversion Rate”) pursuant to the events described in this Section 4.02. The Maximum Conversion Rate shall be adjusted as of any date on which the Conversion Price of the Securities is adjusted pursuant to Section 5.06, by the inverse of the adjustment factor applied to the Conversion Price pursuant to such section.

(h) The Company shall notify Holders of the anticipated Effective Date of a Qualifying Fundamental Change and issue a press release as soon as practicable after the Company first determines the anticipated Effective Date of such Qualifying Fundamental Change.

ARTICLE 5

CONVERSION

Section 5.01. Conversion Privilege.

(a) Subject to the further provisions of this Article 5 and paragraph 6 of the Securities, a Holder may surrender a Security for conversion at any time prior to the close of business on October 15, 2014, at the Conversion Price then in effect, if, during any calendar quarter (the “Quarter”) (and only during such Quarter) commencing after June 30, 2008, the Closing Sale Price of the Common Stock for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the Quarter preceding the Quarter in which the conversion occurs is more than 130% of the Conversion Price of the Securities in effect on that last Trading Day.

(b) Subject to the further provisions of this Article 5 and paragraph 6 of the Securities, if the Trading Price for the Securities on each Trading Day during any five consecutive Trading Day period was less than 98% of the Closing Sale Price of Common Stock on such date multiplied by the then current Conversion Rate, a Holder may surrender a Security for conversion, prior to the close of business on October 15, 2014, at the Conversion Price then in effect, at any time during the following five Trading Days;

(c) Subject to the further provisions of this Article 5 and paragraph 6 of the Securities, in the event that the Company declares

(i) a dividend or distribution of any rights, options or warrants to all or substantially all holders of Common Stock entitling them, for a period of not more than 60 days, to subscribe for or purchase shares of Common Stock at a price per share less than the Closing Sale Price per share on the record date for such dividend or distribution, or

(ii) a dividend or distribution of Cash, debt securities (or other evidences of Indebtedness) or other assets (excluding dividends or distributions for which a Conversion Price adjustment is required to be made under Section 5.06(a)(i) or (ii) or 5.06(b) hereof) where the Fair Market Value of such dividend or distribution per share of Common Stock, as determined in this Indenture, together with all other such dividends and distributions within the preceding twelve months, exceeds 10% of the Closing Sale Price of the Common Stock as of the Trading Day immediately prior to the date of declaration for such dividend or distribution, a Holder may surrender a Security for conversion, prior to the close of business on October 15, 2014, at the Conversion Price then in effect beginning on the date the Company gives notice to the Holders of such right, which, to the extent practicable, shall not be less than 40 days prior to the ex-dividend time for such dividend or distribution, until the earlier of the close of business on the Business Day prior to the ex-dividend time or until the Company announces that such distribution shall not take place, provided that Holders may not exercise such right, and the Company shall not be required to deliver such notice, if such Holders may participate (as a result of holding the Securities, and at the same time as holders of Common Stock participate) in any of the transactions described in either of clauses (i) or (ii) above as if such Holders held a number of shares of Common Stock equal to the then applicable Conversion Rate, multiplied by the principal amount of Securities held by such Holders, divided by 1,000, without conversion of their Securities;

(d) Subject to the further provisions of this Article 5 and paragraph 6 of the Securities, upon the occurrence of a Fundamental Change with respect to the Company, a Holder may surrender a Security for conversion, prior to the close of business on October 15, 2014, at the Conversion Price then in effect, at any time from or after the date that is 30 days prior to the anticipated effective time of the Fundamental Change as announced by the Company, which announcement must occur, to the extent practicable, not earlier than 70 days nor later than 30 days prior to such anticipated effective time, until the close of business on the second scheduled Trading Day immediately preceding the Fundamental Change Purchase Date;

(e) Subject to the further provisions of this Article 5 and paragraph 6 of the Securities, if the Company consolidates or enters into a binding share exchange with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its properties and assets, in each case pursuant to which the Common Stock would be converted into Cash, securities and/or other property, a Holder may surrender a Security for conversion, prior to the close of business on October 15, 2014, at the Conversion Price then in effect, at any time from or after the date that is 30 days prior to the date announced by the Company as the anticipated effective date of the transaction and until and including the date that is 15 days after the date that is the effective date of such transaction; provided such transaction does not otherwise constitute a Fundamental Change (to which the provisions of Section 5.01(d) shall instead apply) (any such transaction to which this Section 5.01(e) applies, a “Transforming Transaction”); the Company shall notify Holders of Securities at least 30 days prior to the anticipated effective date of such Transforming Transaction; and

(f) Subject to the further provisions of this Article 5 and paragraph 6 of the Securities, at any time after October 15, 2014 and prior to the close of business on the second Business Day immediately preceding the Final Maturity Date, a Holder may surrender a Security for conversion, at the Conversion Price then in effect, regardless of whether any of the foregoing conditions set forth in clauses (a) through (e) has been satisfied.

(g) Upon request, the Conversion Agent, on behalf of the Company, shall determine whether the Securities are convertible, and, if the determination is affirmative, shall notify the Trustee and the Company in writing.

(h) The Conversion Agent shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination in writing, and the Company shall have no obligation to make such request unless one or more Holders holding, in the aggregate, at least $1,000,000 in principal amount of Securities, provides the Company with reasonable evidence that the Trading Price of the Securities on any Trading Day would be less than 98% of the product of the then current Conversion Rate multiplied by the Closing Sale Price of the Common Stock on that date. At such time, the Company shall instruct the Conversion Agent to determine the Trading Price of the Securities beginning on such Trading Day and on each successive Trading Day until the Trading Price for the Securities is greater than or equal to 98% of the Closing Sale Price of the Common Stock and the then current Conversion Rate.

(i) Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

(j) A Security in respect of which a Holder has delivered a Fundamental Change Purchase Notice pursuant to Section 3.01(c) exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Fundamental Change Purchase Notice is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to 5:00 p.m. (New York City time) on the second scheduled Trading Day immediately preceding the Fundamental Change Purchase Date in accordance with Section 3.02.

(k) Securities may be surrendered for conversion only in principal amounts that are integral multiples of $1,000.

Section 5.02. Conversion Procedure.

(a) The right to convert any Security may be exercised only if such holder shall (i) in the case of a Global Security, comply with the Applicable Procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 4.01(c) and, if required, all transfer or similar taxes, if any, and (ii) in the case of a Certificated Security, (1) complete and manually sign and deliver an irrevocable notice to the Conversion Agent in the form on the reverse of such Certificated Security (or a facsimile thereof) (included in Exhibit A hereto) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Securities, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 4.01(c), (4) if required, furnish appropriate endorsements and transfer documents, and (5) if required, pay all transfer or similar taxes, if any, as set forth in Section 5.04. The Trustee (and if different, the relevant Conversion Agent) shall notify the Company of any conversion pursuant to this Article 5 on the date of such conversion. No Notice of Conversion with respect to any Securities may be surrendered by a holder thereof if such holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Securities and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Article 3.

If more than one Security shall be surrendered for conversion at one time by the same holder, the Conversion Obligation with respect to such Securities, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

(b) A Security shall be deemed to have been converted (the “Conversion Date”) immediately prior to the close of business on the date that the holder has complied with the requirements set forth in Section 5.02(a), if such requirements are satisfied by 11:00 a.m. (New York City time) on that date, or immediately prior to the close of business on the next succeeding business day if such requirements are satisfied after 11:00 a.m. (New York City time) on that date; provided that if such requirements are satisfied during the period beginning on the forty-fifth scheduled Trading Day prior to the Maturity Date and ending at 5:00 p.m. (New York City time), on the second Business Day immediately prior to the Final Maturity Date, the “Conversion Date” means the forty-fifth scheduled Trading Day prior to the Maturity Date.

(c) If the Company elects to satisfy the Conversion Obligation in respect of the conversion of any Securities solely in shares of Common Stock, the Company shall cause the Holder of such Securities on the Conversion Date to become the holder of record of the deliverable number of shares of Common Stock constituting the Conversion Consideration on the Conversion Date. If the Company elects to satisfy the Conversion Obligation in respect of the conversion of any Securities through delivery of a combination of Cash and shares of Common Stock, on each day within the Conversion Period the Company shall cause the Holder of such Securities to become the holder of record of the number of shares of Common Stock deliverable to such Holder in settlement of the Daily Net Share Settlement Value for such Trading Day. The Company shall pay and deliver, as the case may be, the Cash and/or shares of Common Stock by the third Business Day immediately following the last Trading Day of the Conversion Period, subject to the provisions of Sections 5.02(h) and 5.02(i), if applicable. If any shares of Common Stock are due to converting Holders of the Securities, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock to which such Holder shall be entitled in satisfaction of such Conversion Obligation.

(d) In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder, a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Security.

(e) Except as provided in Section 5.06, no adjustment shall be made for dividends on any shares issued upon the conversion of any Security as provided in this Article.

(f) Upon the conversion of an interest in a Global Security, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Security as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Securities effected through any Conversion Agent other than the Trustee. Upon the surrender of a Certificated Security that is converted in part, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and Opinion of Counsel delivered in accordance with Section 13.04 hereof shall authenticate and deliver to the Holder, a new Certificated Security equal in principal amount to the unconverted portion of the Certificated Security surrendered.

(g) The Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation solely in shares of Common Stock) or the last Trading Day of the related Conversion Period (in the case of any other Settlement Method), as the case may be.

(h) The Company shall not be required to pay or deliver, as the case may be, any Cash or shares of Common Stock added to the Conversion Obligation as a result of an increase to the Conversion Rate pursuant to Section 4.02 hereof until the Effective Date of the Qualifying Fundamental Change causing such increase has occurred; provided, however, that, if a Holder surrenders a Security for conversion in connection with an announced Qualifying Fundamental Change and such Qualifying Fundamental Change does not become effective, the Holder shall not receive the Cash or shares of Common Stock that would have been added to the Conversion Obligation had such Qualifying Fundamental Change become effective. The Company shall deliver the portion of the Conversion Obligation that is payable as a result of any such increase as soon as practicable, but in no event after the third business day after the later of:

(i)	the Conversion Date;

(ii)	the last Trading Day in the applicable Conversion Period; and

(iii)	the Effective Date of the Qualifying Fundamental Change.

(i) Notwithstanding any other provision of this Section 4.02, if at any time the Securities become convertible solely into Cash as the result of a transaction in which the Common Stock is replaced by Reference Property that consists solely of Cash, the Company shall settle any conversion of Securities subsequent to the effective time of such transaction by delivering, on the seventh Trading Day immediately following the relevant Conversion Date and for each $1,000 aggregate principal amount of Securities converted, Cash in an amount equal to the Conversion Rate multiplied by the amount of Cash received per share of Common Stock by holders of such Common Stock.

Section 5.03. Fractional Shares.

The Company shall not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company shall deliver a number of shares of Common Stock equal to the aggregate of the fractional shares otherwise deliverable for each Trading Day during the Conversion Period (rounding down to the nearest whole number) and Cash equal to the remainder multiplied by the Daily VWAP on the last Trading Day of the relevant Conversion Period.

Section 5.04. Taxes on Conversion.

If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 5.05. Payment Upon Conversion.

(a) Subject to Section 5.02, upon any conversion of any Security, the Company shall deliver to converting Holders, in respect of each $1,000 principal amount of Securities being converted, solely Cash, solely shares of Common Stock or a combination of Cash and Common Stock, at its election, as set forth in this Section 5.05 (the “Conversion Obligation”).

(i) All conversions after October 15, 2014 shall be settled using the same Settlement Method.

(ii) On or prior to October 15, 2014, the Company shall elect (or be deemed to have elected) the same Settlement Method for all conversions occurring on any given Conversion Date. Except for any conversions that occur on or after October 15, 2014, the Company need not elect the same Settlement Method with respect to conversions that occur on different Conversion Dates.

(iii) If, in respect of any Conversion Date (or the period beginning on, but excluding, October 15, 2014 and ending on, and including, the second Business Day immediately preceding the Maturity Date, as the case may be), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company, through the Trustee, shall deliver such Settlement Notice to converting Holders no later than the Trading Day immediately following the relevant Conversion Date. Such Settlement Notice shall specify whether the Company shall satisfy its Conversion Obligation by (A) delivering solely shares of Common Stock, (B) paying solely Cash or (C) paying and delivering, as the case may be, a combination of Cash and shares of Common Stock. In the case of an election to pay and deliver, as the case may be, a combination of Cash and shares of Common Stock, the relevant Settlement Notice shall indicate the Specified Dollar Amount. With respect to any Conversion Date on or prior to October 15, 2014, if the Company does not deliver a Settlement Notice by the close of business on the Trading Day immediately following the relevant Conversion Date, the Company shall be deemed to have elected to deliver a combination of Cash and shares of Common Stock in respect of its Conversion Obligation, and the Specified Dollar Amount shall be deemed to be equal to $1,000. With respect to any Conversion Date after October 15, 2014, if the Company does not deliver a Settlement Notice on or prior to October 15, 2014, the Company shall be deemed to have elected to deliver a combination of Cash and shares of Common Stock in respect of its Conversion Obligation, and the Specified Dollar Amount shall be deemed to be equal to $1,000. If, with respect to any Conversion Date, the Company delivers a Settlement Notice electing to pay and deliver, as the case may be, a combination of Cash and shares of Common Stock in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount in such Settlement Notice, the Specified Dollar Amount shall be deemed to be equal to $1,000.

(iv) The consideration in respect of any conversion of Securities shall be computed as follows:

(A) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by delivering solely Common Stock, the Company shall deliver to the converting Holders a number of shares of Common Stock equal to (1) the aggregate principal amount of Securities to be converted, divided by $1,000, multiplied by (2) the then applicable Conversion Rate;

(B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by paying solely Cash, the Company shall pay to the converting Securityholders Cash in an amount per $1,000 principal amount of Securities being converted equal to the sum of the Daily Conversion Values for each of the forty consecutive Trading Days during the related Conversion Period; and

(C) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by paying and delivering, as the case may be, a combination of Cash and shares of Common Stock, if any, the Company shall pay and deliver, as the case may be, in respect of each $1,000 principal amount of Securities being converted, a Conversion Obligation equal to the sum of the Daily Settlement Amounts for each of the forty consecutive Trading Days during the related Conversion Period.

(v) The Company shall also deliver to each converting Holder of the Securities Cash in lieu of fractional shares of Common Stock as set forth pursuant to Section 5.03.

(vi) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Conversion Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of Cash deliverable in lieu of fractional shares (if any), the Company shall notify the Trustee and the Conversion Agent of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of Cash deliverable in lieu of fractional shares of Common Stock. The Trustee and the Conversion Agents shall have no responsibility for any such determination.

(b) The Company shall, prior to the issuance of any Securities hereunder, and from time to time as may be necessary, reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock deliverable upon conversion of all of the Securities.

(c) All shares of Common Stock that may be issued upon conversion of the Securities shall be duly authorized, validly issued, fully paid and nonassessable and shall be free of any preemptive rights and free of any lien or adverse claim.

(d) The Company shall endeavor to comply with all applicable securities laws regulating the offer and delivery of any Common Stock upon conversion of Securities and shall list or cause to have quoted such shares of Common Stock on each national or regional securities exchange or other over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that, if the rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time. Any Common Stock issued upon conversion of a Security hereunder which at the time of conversion was a Transfer Restricted Security shall also be a Transfer Restricted Security.

(e) Notwithstanding anything herein to the contrary, nothing herein shall give to any Holder any rights as a creditor in respect of its right to conversion.

Section 5.06. Adjustment of Conversion Price.

The conversion price as stated in paragraph 6 of the Securities (the “Conversion Price”) shall be adjusted from time to time by the Company as follows:

(a) In case the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Security been converted immediately prior to the record date of such event or the happening of such event (assuming such Security were convertible solely into shares of Common Stock, based on the relevant Conversion Price, rather than Cash or Cash and Common Stock as set forth in Section 5.05). An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

(b) In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them for a period of not more than 60 days to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Closing Sale Price per share of the Common Stock on the Trading Day immediately preceding the “ex” date for the issuance, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such Trading Day immediately preceding the “ex” date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such Trading Day immediately preceding the “ex” date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Closing Sale Price per share of the Common Stock on such Trading Day immediately preceding the “ex” date, and of which the denominator shall be the number of shares of Common Stock outstanding on such Trading Day immediately preceding the “ex” date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after such Trading Day immediately preceding the “ex” date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised or distributed, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

(c) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock),

evidences of Indebtedness or other non-Cash assets (including securities of any person other than the Company but excluding (1) dividends or distributions paid exclusively in Cash referred to in subsection (d)(1) of this Section 5.06, (2) dividends or distributions referred to in subsection (a)(i) or (ii) of this Section 5.06 or (3) distributions of shares of the capital stock of any the Company’s subsidiaries referred to in subsection (d)(3) of this Section 5.06, or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (b) of this Section 5.06 and also excluding the distribution of rights to all holders of Common Stock pursuant to the adoption of a stockholder rights plan or the detachment of such rights under the terms of such stockholder rights plan), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which the numerator shall be the Closing Sale Price per share of the Common Stock on the record date mentioned below less the Fair Market Value on such record date of the portion of the capital stock, evidences of indebtedness or other non-Cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the Closing Sale Price of the Common Stock on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

In the event the then Fair Market Value (as so determined) of the portion of the capital stock, evidences of Indebtedness or other non-Cash assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Closing Sale Price of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon conversion the amount of capital stock, evidences of indebtedness or other non-Cash assets so distributed or of such rights or warrants such holder would have received had such holder converted each Security on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 5.06(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Closing Sale Price of the Common Stock.

In the event that the Company implements a preferred shares rights plan (“Rights Plan”), upon conversion of the Securities into Common Stock, to the extent that the Rights Plan has been implemented and is still in effect upon such conversion, the Holders of Securities shall receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 5.06(c).

Rights or warrants distributed by the Company to all or substantially all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the

Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 5.06 (and no adjustment to the Conversion Price under this Section 5.06 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 5.06(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 5.06 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

(d)(1) In case the Company shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all or substantially all holders of its Common Stock Cash dividends and other Cash distributions (other than (x) distributions described in Section 5.06(d)(2) below or (y) any dividend or distribution in connection with liquidation, dissolution or winding up), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect on the Trading Day immediately preceding the “ex” date with respect to such Cash dividend or distribution by a fraction of which the numerator shall be the Closing Sales Price of the Common Stock as of the Trading Day immediately preceding the “ex” date with respect to the dividend or distribution less the amount of Cash dividend or other Cash distribution applicable to one share of the Common Stock, and the denominator shall be such Closing Sale Price of the Common Stock as of the Trading Day immediately preceding the “ex” date with respect to the dividend or distribution, such decrease to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid; provided, however, that, in the event the portion of the Triggering Distribution applicable to one share of Common Stock is equal to or greater than the Closing Sale Price on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Cash such Holder would have received had such Holder converted each Security on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(2) In case any tender offer made by the Company or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of Cash consideration and the aggregate Fair Market Value of any other consideration) that exceeds an amount equal to the Closing Sale Price of Common Stock as of the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) immediately before the Expiration Time multiplied by the Closing Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Date and the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) immediately before the Expiration Time and the Closing Sale Price of Common Stock on the Trading Day next succeeding the Expiration Date, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 5.06(d)(2) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 5.06(d)(2).

(3) For purposes of Section 5.06(d)(2), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(4) In case the Company shall at any time distribute shares of Capital Stock of any of its Subsidiaries (a “Spin-Off”), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect on the Trading Day immediately preceding the “ex” date with respect to such Cash dividend or distribution by a fraction of which the numerator shall be the average of the Closing Sale Prices of the Common Stock on each of the ten consecutive Trading Days beginning on the “ex” date with respect to the Spin-Off, and the denominator shall be the average of such Closing Sale Prices of the Common Stock on each of the ten consecutive Trading Days beginning on the “ex” date with respect to the Spin-Off plus the average of the Closing Sale Prices of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to one share of Common Stock on each of those ten consecutive days, such decrease to become effective immediately prior to the opening of business on the day following the date on which the Spin-Off is effective. In the event that such Spin-Off is not so executed, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Spin-Off had not been announced.

(e) For purposes hereof, the term “ex” date, when used with respect to any dividend or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such dividend or distribution. If the “ex” date for an event described in Section 5.06(d)(4) occurs less than 12 Trading Days prior to the settlement date in respect of any conversion, references within Section 5.06(d)(4) to ten trading days shall be deemed replaced, for purposes of calculating the affected Daily Conversion Values in respect of that conversion, with such lesser number of trading days as elapse between such “ex” date and the trading day immediately preceding such settlement date. Any adjustment to the applicable Conversion Rate under Section 5.06(d)(4) shall be given effect at the close of business on the “ex” date for the related distribution.

(f) If:

(i) shares are deliverable to settle the Daily Net Share Settlement Value for a given Trading Day within the Conversion Period applicable to the Securities that a Holder has converted,

(ii) any distribution or transaction described in subsections (a) to (d) above has not yet resulted in an adjustment to the then applicable conversion rate on the Trading Day in question, and

(iii) the shares the Holder will receive in respect of such Trading Day are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date or otherwise), then the number of shares delivered shall be adjusted in respect of the relevant Trading Day to reflect the relevant distribution or transaction.

(g) If:

(i) the Company elects to satisfy its Conversion Obligation solely in shares of Common Stock,

(ii) any distribution or transaction described in subsections (a) to (d) above has not yet resulted in an adjustment to the then applicable Conversion Rate on the Conversion Date, and

(iii) the shares that a Holder will receive on settlement are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date or otherwise),

then the number of shares delivered shall be adjusted in respect of the relevant Trading Day to reflect the relevant distribution or transaction.

Section 5.07. No Adjustment.

(a) Notwithstanding the provisions of Section 5.06, no adjustment in the Conversion Rate shall be required unless the adjustment would result in a change of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 5.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment, regardless of whether the aggregate adjustment is less than 1% within one year of the first such adjustment carried forward upon required purchases of the Securities in connection with a Fundamental Change and five Business Days prior to the Final Maturity Date. All calculations under this Article 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(b) To the extent that the Securities become convertible into the right to receive Cash, no adjustment need be made thereafter as to the Cash. Interest shall not accrue on the Cash.

(c) No adjustment to the Conversion Rate shall be required in respect of any transaction in which Holders participate (as a result of holding the Securities, at the same time as holders of the Common Stock participate) as if such Holders held the number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount of Securities held by such Holder, divided by 1,000, without conversion of the Securities.

Section 5.08. Adjustment for Tax Purposes.

The Company shall be entitled to make such reductions in the Conversion Price, for the remaining term of the Securities or any shorter term, in addition to those required by Section 5.06, as the Board of Directors shall determine to be advisable in order to avoid or diminish any tax to any holders of shares of Common Stock or rights to purchase Common Stock resulting from any stock dividends, subdivisions of shares, distributions of rights or warrants to purchase or subscribe for stock or securities, distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders or from any event treated as such for income tax purposes.

Section 5.09. Temporary Reduction of Conversion Price.

To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 Business Days, the reduction is irrevocable during such period, and the Board of Directors shall have made a determination that such reduction would be in the best interest of the Company. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall provide notice of any reduction in the Conversion Price to the Holders in the manner provided in Section 13.02, with a copy to the Trustee and Conversion Agent, at least 15 days prior to the date such reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

Section 5.10. Notice of Certain Transactions.

In the event that:

(1) the Company takes any action which would require an adjustment in the Conversion Price;

(2) the Company consolidates or enters into a binding share exchange with, merges with or into, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or

(3) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be, and mail the notice at least 10 days before such date; provided, further, that upon occurrence of an event referred to in clause (1) of this Section 5.10, the Company shall file with the Trustee (and deliver a copy to the Conversion Agent) an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it and promptly mail to Holders a notice of the adjustment. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 5.10; provided, however, that unless and until the Trustee and the Conversion Agent shall have received an Officers’ Certificate setting forth an adjustment of the Conversion Price in connection with the event referred to in clause (1), the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

Section 5.11. Effect of Reclassification, Consolidation, Merger, Binding Share Exchange or Sale on Conversion Privilege.

If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 5.06); (b) any consolidation, merger, binding share exchange or combination to which the Company is a party other than a merger or binding share exchange in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale, assignment, conveyance, transfer, lease or other disposition as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to any person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including Cash) receivable upon such reclassification, change, combination, consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition, subject to the Company’s right to elect to deliver a Specified Dollar Amount in Cash (the “Reference Property”). For purposes of the foregoing, if holders of the Common Stock receive or have the right to receive more than one form of consideration in connection with such reclassification, change, combination, consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition, then the Reference Property shall be based on the blended, weighted average of elections made by holders of the Common Stock (such as pro rata reductions made to any portion of consideration payable). If the Common Stock is replaced by Reference Property, thereafter all references to Common Stock in this Indenture shall be references to such Reference Property, except as the context otherwise requires. The determination of the Reference Property shall apply to all of the Securities and the Company shall notify the Trustee of the composition of the Reference Property promptly after it is determined. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 5. If, in the case of any such consolidation, merger, binding share exchange, combination, sale, assignment, conveyance, transfer, lease or other disposition, the stock or other securities and property (including Cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, binding share exchange, combination, sale, assignment, conveyance, transfer, lease or other disposition, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 5.11 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, binding share exchanges, sales, assignments, conveyances, transfers, leases and other dispositions. The Trustee has no duty to determine whether a supplemental indenture under this Section 5.11 need be entered into.

In the event the Company shall execute a supplemental indenture pursuant to this Section 5.11, the Company shall promptly file with the Trustee (x) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of Reference Property receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

Section 5.12. Disclaimer.

Nether the Trustee nor any Conversion Agent (other than the Company or an Affiliate of the Company) shall have any duty to determine when an adjustment under this Article 5 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate, including the Officers’ Certificate with respect thereto, which the Company is obligated to file with the Trustee (and to deliver a copy thereof to the Conversion Agent) pursuant to Section 5.10. Neither the Trustee nor any Conversion Agent (other than the Company or an Affiliate of the Company) makes any representation as to the validity or value of any securities or assets issued upon conversion of Securities, and neither shall be responsible for the Company’s failure to comply with any provisions of this Article 5.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.11.

Section 5.13. Limitation on Adjustments.

(a) The Company shall not take any action that would result in an adjustment pursuant to the foregoing provisions in this Article 5 without complying with the NASDAQ’s shareholder approval rules.

(b) The Company shall not take any action that would result in an adjustment pursuant to the foregoing provisions in this Article 5 if that adjustment would reduce the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Securities.

Section 5.14. Exchange in Lieu of Conversion.

When a Holder surrenders Securities for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent to surrender, on or prior to the second Business Day following the relevant Conversion Date, such Securities to a financial institution designated by the Company (the “Designated Financial Institution”) for exchange in lieu of conversion. In order to accept any Securities surrendered for conversion for exchange in lieu of conversion, the Designated Financial Institution must agree to timely deliver, in exchange for such Securities, the Conversion Obligation that would otherwise be due upon conversion as described in Section 5.05 hereof and in respect of which the Company has notified the converting Securityholders. If the Company makes an Exchange Election, the Company shall, by the close of business on the second Business Day following the relevant Conversion Date as part of its Settlement Notice, notify the Holder surrendering its Securities for conversion that it has made the Exchange Election. In addition, the Company shall notify the Designated Financial Institution of the Settlement Method (and, if applicable, the Specified Dollar Amount) that the Company has elected with respect to such conversion and the relevant deadline for delivery of the Conversion Obligation. Any Securities exchanged by the Designated Financial Institution shall remain outstanding.

If the designated institution agrees to accept any Securities for exchange but does not timely deliver the related Conversion Consideration to the Conversion Agent on or prior to the settlement date, or if such Designated Financial Institution does not accept such Securities for exchange, the Company shall deliver its Conversion Obligation as if it had not made an Exchange Election within the time period specified in Section 5.02 hereof.

The Company’s designation of a Designated Financial Institution to which the Securities may be submitted for exchange does not require such Designated Financial Institution to accept any Securities.

ARTICLE 6

SUBORDINATION

Section 6.01. Agreement to Subordinate.

The Company agrees, and each Holder, by accepting a Security, agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 6, to the prior payment in full of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Securities shall in all respects rank pari passu in right of payment with all other Senior Subordinated Indebtedness of the Company and shall rank senior to all existing and future Subordinated Obligations of the Company; and only Indebtedness of the Company that is Senior Indebtedness of the Company shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article 6 shall be subject to Section 6.12.

Section 6.02. Liquidation, Dissolution, Bankruptcy.

Upon any payment or distribution of the assets of the Company to its respective creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

(a) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full of such Senior Indebtedness before Holders of the Securities shall be entitled to receive any payment of principal of or interest, if any, on the Securities; and

(b) until the Senior Indebtedness of the Company is paid in full, any payment or distribution to which Holders of the Securities would be entitled but for this Article 6 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Holders of the Securities may receive shares of stock and any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Securities.

Section 6.03. Default on Senior Indebtedness.

The Company may not pay the principal, interest (including Additional Interest) on the Securities, make any deposit pursuant to Section 11.01 or otherwise purchase, redeem or otherwise retire any Securities (collectively, “pay the Securities”) if (a) any Designated Senior Indebtedness of the Company is not paid when due or (b) any other default on such Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (i) the default has been cured or waived and any such acceleration has been rescinded or (ii) such Designated Senior Indebtedness has been paid in full; provided, however, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of such Designated Senior Indebtedness with respect to which either of the events set forth in clause (a) or (b) of this sentence has occurred and is continuing.

During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a “Blockage Notice”) of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (a) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (b) by repayment in full of such Designated Senior Indebtedness or (c) because no default with respect to any Designated Senior Indebtedness is continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 6.03), the Company may resume payments on the Securities after the end of such Payment Blockage Period, unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, and such Designated Senior Indebtedness has not been repaid in full.

Not more than one Blockage Notice may be given in any period of 360 consecutive days, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank

Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period; provided, further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any period of 360 consecutive days. For purposes of this Section 6.03, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

Section 6.04. Acceleration of Payment of Securities.

If payment of the Securities is accelerated because of an Event of Default, the Trustee (provided, that the Trustee shall have received written notice from the Company or a Representative identifying the Designated Senior Indebtedness for which such Representative is so designated, on which notice the Trustee shall be entitled to rely conclusively) shall promptly notify the holders of each Company’s Designated Senior Indebtedness (or their Representative) of the acceleration. If any such Designated Senior Indebtedness of the Company is outstanding, the Company may not pay the Securities until five Business Days after such holders or the Representative of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if this Article 6 otherwise permits payment at that time.

Section 6.05. When Distribution Must Be Paid Over.

If a payment or distribution is made to Holders of the Securities that because of this Article 6 should not have been made to them, the Holders of the Securities who receive the payment or distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

Section 6.06. Subrogation.

After all Senior Indebtedness of the Company is paid in full and until the Securities are paid in full, Holders of the Securities shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article 6 to holders of such Senior Indebtedness which otherwise would have been made to Holders of the Securities is not, as between the Company and Holders of the Securities, a payment by the Company on such Senior Indebtedness.

Section 6.07. Relative Rights.

This Article 6 defines the relative rights of Holders of the Securities and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

(a) impair, as between the Company and Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest, if any, on the Securities in accordance with their terms; or

(b) prevent the Trustee or any Holder of the Securities from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Holder of the Securities.

Section 6.08. Subordination May Not Be Impaired by Company.

No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

Section 6.09. Rights of Trustee and Paying Agent.

Notwithstanding Section 6.03 hereof, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article 6. The Company, the Primary Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company (as identified by the Company) may give the notice; provided, however, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative may give the notice.

The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Primary Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 6 with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 10 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 6 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 10.07 or any other Section of this Indenture.

Section 6.10. Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

Section 6.11. Article 6 Not to Prevent Events of Default or Limit Right to Accelerate.

The failure to make a payment pursuant to the Securities by reason of any provision in this Article 6 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 6 shall have any effect on the right of the Holders of the Securities or the Trustee to accelerate the maturity of the Securities.

Section 6.12. Trust Monies Not Subordinated.

Notwithstanding anything contained herein to the contrary, payments from Cash held in trust under Article 11 by the Trustee for the payment of principal of the Securities shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article 6, and none of the Holders of the Securities shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

Section 6.13. Trustee Entitled to Rely.

Upon any payment or distribution pursuant to this Article 6, the Trustee and the Holders of the Securities shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 6.02 hereof are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders of the Securities or (c) upon the Representatives for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 6. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 6, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 6, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 10.01 and 10.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 6.

Section 6.14. Trustee to Effectuate Subordination.

Each Holder of the Securities, by accepting a Security, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders of the Securities and the holders of Senior Indebtedness of the Company as provided in this Article 6 and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 6.15. Trustee Not Fiduciary for Holders of Senior Indebtedness.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders of Senior Indebtedness or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 6 or otherwise.

Section 6.16. Reliance by Holders of Senior Indebtedness on Subordination Provisions.

Each Holder of the Securities, by accepting a Security, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

ARTICLE 7

COVENANTS

Section 7.01. Payment of Securities.

The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 11:00 a.m. (New York City time) on that date money, deposited by the Company or an Affiliate thereof, sufficient to pay such installment. The Company shall (in immediately available funds), to the fullest extent permitted by law, pay interest on overdue principal and overdue installments of interest at the rate borne by the Securities per annum.

Payment of the principal of and interest on the Securities shall be made at the office or agency of the Company maintained for that purpose in New York, New York (which shall initially be The Bank of New York), or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided, further, that a Holder holding an aggregate principal amount of the Securities in excess of $2,000,000 shall be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee and the Paying Agent at least 10 Business Days prior to the payment date; provided, further, that all payments made to the Depositary or its nominee shall be made by wire transfer in immediately available funds.

Section 7.02. SEC Reports.

The Company shall file with the SEC such information, documents or reports required to be filed by it with the SEC pursuant to Section 13 or 15(d) of the Exchange Act at the times specified by the Exchange Act and regulations thereunder (after giving effect to any extension obtained under Rule 12b-25 of the Exchange Act).

Any delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 7.03. [Reserved].

Section 7.04. Compliance Certificates.

The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2008), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Officers’ Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 7.04, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

The Company shall deliver to the Trustee, as soon as possible and in any event within thirty days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

Section 7.05. Additional Interest Notice.

In the event that the Company is required to pay Additional Interest to Holders of Securities pursuant to Sections 7.10 or 9.02(b) hereof, the Company shall provide a direction or order in the form of a written notice (“Additional Interest Notice”) to the Trustee (and if the Trustee is not the Paying Agent, the Paying Agent) of the Company’s obligation to pay Additional Interest no later than ten Business Days prior to the proposed payment date set for the payment of Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, the Paying Agent) to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any holder of Securities to determine whether Additional Interest is payable, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of Additional Interest.

Section 7.06. Rule 144A Information Requirements.

For so long as any of the Securities or the Common Stock issuable upon the conversion thereof are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to and in compliance with Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Securities or any Common Stock issued upon conversion thereof bearing a Restricted Security Legend or Restricted Stock Legend, as the case may be, make available to such Holder or beneficial holder of such Securities or any Common Stock issued upon conversion thereof in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(c)(2) under the Securities Act and it shall take such further action as any Holder or beneficial holder of such Securities or such

Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Securities or such Common Stock, the Company shall deliver to such Holder a written statement as to whether such Holder and prospective purchaser have complied with such requirements.

Section 7.07. Further Instruments and Acts.

Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 7.08. Maintenance of Corporate Existence.

Subject to Article 8, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 7.09. Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, or premium, if any, or interest on, the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 7.10. Additional Interest Payable Upon Failure to Report or to Delegend.

(a) If at any time during the six months to one year period following the last original issuance date of the Securities, the Company fails to timely file any document or report that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (other than any Current Report on Form 8-K) or the Securities are not otherwise freely tradable by the Holders, other than Holders who are Affiliates of the Company, the Company shall make a one time payment in respect of the Securities in the amount of 0.50% of their principal amount.

(b) Unless:

(i) the Restricted Security Legend on the Securities has been removed, and

(ii) the Securities are freely tradable pursuant to Rule 144 under the Securities Act without volume restrictions by Holders other than Affiliates of the Company (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities), as of the 365th day after the last date of original issuance of the Securities, the Company shall pay Additional Interest on the Securities at an annual rate equal to 0.50% of the aggregate principal amount of the Securities. So long as a condition described in either (i) or (ii) of this Section 7.10(b) continues, the Company shall pay such Additional Interest in Cash on April 15 and October 15 of each year to the Person who is the Holder of record of the Securities on the immediately preceding April 1 and October 1. When such registration default ceases to continue, accrued and unpaid Additional Interest through the date of cessation shall be paid in Cash on the subsequent Interest Payment Date to the record Holder. In no event shall Additional Interest accrue at an annual rate in excess of 0.50%, in the aggregate, pursuant to this Section 7.10 and Section 9.02(b).

Section 7.11. No Layering of Indebtedness.

The Company shall not Incur, create, issue, assume, Guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. For purposes of the foregoing, for the avoidance of doubt, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them or by virtue of structural subordination.

ARTICLE 8

CONSOLIDATION, MERGER, BINDING SHARE EXCHANGE, CONVEYANCE, TRANSFER OR LEASE

Section 8.01. Company May Consolidate, etc., only on Certain Terms.

The Company shall not consolidate with, enter into a binding share exchange or merge with or into another Person or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, unless:

(1) in case the Company shall consolidate or enter into a binding share exchange with, or merge with or into, another Person or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or binding share exchange or with or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease, or which otherwise acquires, the properties and assets of the Company substantially as an entirety shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed, and the conversion rights shall be provided for in accordance with Article 5, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation, binding share exchange or into which or with whom the Company shall have been merged or by the Person which shall have acquired the Company’s assets;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each in a form reasonably satisfactory to the Trustee and stating that such consolidation, merger with or into another person, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposal and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.02. Successor Substituted.

Upon any consolidation of the Company or binding share exchange with, or merger of the Company into or with, any other Person or any sale, assignment, conveyance, transfer, lease or other disposal of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or binding share exchange or into which or with whom the Company is merged or to which such assignment, sale, conveyance, transfer, lease or other disposal is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 9

DEFAULT AND REMEDIES

Section 9.01. Events of Default.

An “Event of Default” with respect to Securities shall occur if:

(a) the Company defaults in the payment of any principal of any Security when the same becomes due and payable (whether at maturity, on a Fundamental Change Purchase Date or otherwise) (whether or not such payment is prohibited by Section 6 hereof);

(b) the Company defaults in the payment of Cash or shares of Common Stock (if any) owing upon conversion of any Security (including any Additional Shares), when the same becomes due and payable (whether or not such payment is prohibited by Section 6 hereof);

(c) the Company defaults in the payment of interest (including any Additional Interest) when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment is prohibited by Section 6 hereof);

(d) the Company fails to comply with any of its other agreements contained in the Securities or in this Indenture and the default continues for 60 days after the notice specified below;

(e) the Company defaults in the payment of the purchase price of any Security when the same becomes due and payable;

(f) the Company fails to provide on a timely basis written notice of a Fundamental Change as required by Section 3.01(b);

(g) the Company or any Significant Subsidiary of the Company fails to pay any Indebtedness at final maturity at its stated maturity or such Indebtedness is accelerated, in either case if such Indebtedness has a principal amount then outstanding in excess of $37.5 million, whether such Indebtedness now exists or shall hereafter be created, and such Indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded within the applicable grace period, if any, specified in the agreement or Instrument relating to such Indebtedness;

(h) the Company or any Significant Subsidiary of the Company fails to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $37.5 million, if the judgments are not paid, discharged or stayed within 30 days;

(i) the Company or any Significant Subsidiary of the Company, pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding;

(ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(iv) makes a general assignment for the benefit of its creditors; or

(j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding;

(ii) appoints a custodian of the Company or any Significant Subsidiary of the Company for all or substantially all of the property of the Company or any such Significant Subsidiary; or

(iii) orders the liquidation of the Company or any Significant Subsidiary of the Company;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

(k) A default under clause (d) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the default, and the Company does not cure the default within 60 days after receipt of such notice. The notice given pursuant to this Section 9.01 must specify the default, demand that it be remedied and state that the notice is a “Notice of Default”. When any default under this Section 9.01 is cured, it ceases.

(l) The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder.

Section 9.02. Acceleration.

(a) If an Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 9.01) occurs and is continuing with respect to any Securities, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (i) or (j) of Section 9.01 occurs, all unpaid principal of the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration of Securities and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) interest which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 10.07 have been made. No such rescission shall affect any subsequent default or impair any right consequent thereto.

(b) Notwithstanding anything in the Indenture to the contrary, the sole remedy for any failure comply with Section 7.02 hereof or other failure to comply with the requirements of Section 314(a)(1) of the TIA shall be limited to Additional Interest as provided in the following sentence for 180 days following the occurrence of such an Event of Default. If the Company fails to comply with Section 7.02 hereof to file periodic or other reports or otherwise fails to comply with the requirements of Section 314(a)(1) of the TIA, the Company shall pay Additional Interest to all Holders at a rate per annum equal to 0.50% of the principal amount of the Securities to, but not including, the 180th day thereafter (or, if applicable, the earlier date on which the Event of Default is waived). In no event shall Additional Interest accrue at an annual rate in excess of 0.50%, in the aggregate, pursuant to Section 7.10 hereof and this Section 9.02(b). If the Event of Default is continuing on the 181st day after an Event of Default relating to a failure to comply with the reporting obligations described above first occurs, the Securities shall be subject to acceleration as provided in Section 9.02(a) hereof. All accrued and unpaid Additional Interest arising under this paragraph, if any, shall be paid in arrears in Cash to Holders of the Securities by the Company on the Interest Payment Date on which interest in respect of the Securities for the same accrual period is paid, to the Holders receiving such interest. The provisions of this Indenture described in this paragraph shall not affect the rights of the Holders in the event of the occurrence of any other Events of Default.

Section 9.03. Other Remedies.

If an Event of Default with respect to Securities occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or any interest on, the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 9.04. Waiver of Defaults and Events of Default.

Subject to Section 9.02, 9.07 and 12.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequence, except a default or Event of Default in the payment of the principal of or interest on, any Security, a failure by the Company to pay the Cash and deliver the shares of common stock owing upon conversion of any Security (including Additional Shares, if any) within the time period required by this Indenture or any default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 12.02, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases.

Section 9.05. Control by Majority.

The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee or that may involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 9.06. Limitations on Suits.

A Holder of a Security may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal, premium, if any, or interest or for the conversion of the Securities pursuant to Article 5) unless:

(a) the Holder gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder, it being understood that the Trustee does not have an affirmative duty to ascertain whether or not a Holder’s actions or forbearances constitute such prejudicial use.

Section 9.07. Rights of Holders to Receive Payment and to Convert.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of and interest on the Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 5 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 9.08. Collection Suit by Trustee.

If an Event of Default in the payment of principal, premium, if any, or interest specified in clause (a) or (b) of Section 9.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 9.09. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 10.07, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 9.10. Priorities.

If the Trustee collects any money pursuant to this Article 9, it shall pay out the money in the following order:

First, to the Trustee for amounts due under Section 10.07;

Second, to Holders for amounts due and unpaid on the Securities for principal and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

Third, the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 9.10.

Section 9.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 9.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 9.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

ARTICLE 10

TRUSTEE

Section 10.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture or the TIA against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, without investigation as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but need not verify the content thereof. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of subsection (b) of this Section 10.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 9.02, 9.04 or 9.05.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

(e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 10.01.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 10.02. Rights of Trustee.

Subject to Section 10.01:

(a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both, which shall conform to Section 13.04(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, or independent contractors and shall not be responsible for any misconduct or negligence on the part of any agent, attorney or independent contractor appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this

Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The Trustee shall not be deemed to have knowledge of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture. The Trustee shall not be charged with the knowledge of the Company’s obligation to pay Additional Interest, or the cessation of such obligation, unless the Trustee receives written notice thereof from the Company or any Holder.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder (including, but not limited to, the Paying Agent or Conversion Agent).

(j) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficiently evidenced by a written order signed by one Officer of the Company.

(k) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 10.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Section 10.10 and 10.11.

Section 10.04. Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement herein or in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

Section 10.05. Notice of Default or Events of Default.

If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the default or Event of Default within 90 days after it becomes known to the Trustee. However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Holders, except in the case of a default or an Event of Default in payment of the principal of or interest on any Security, including the failure to make Cash payments due upon conversion.

Section 10.06. Reports by Trustee to Holders.

If such report is required by TIA Section 313, within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2) and (c).

A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

Section 10.07. Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 10.07 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, claim, damage, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), including reasonable legal fees and expenses, incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder, including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement without its written consent, which shall not be unreasonably withheld.

The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence or bad faith.

To secure the Company’s payment obligations in this Section 10.07, the Trustee shall have a lien prior to the Securities as to all money or property held or collected by the Trustee for any amount owing it or any predecessor Trustee pursuant to this Section 10.07, except such money or property held in trust for the benefit of holders of particular Securities. The obligations of the Company under this Section 10.07 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (i) or (j) of Section 9.01 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

Section 10.08. Replacement of Trustee.

The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee if:

(a) the Trustee fails to comply with Section 10.10;

(b) the Trustee is adjudged a bankrupt or an insolvent;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

If the Trustee fails to comply with Section 10.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall, upon payment of any fees and expenses due and owing to it hereunder, transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

Notwithstanding replacement of the Trustee pursuant to this Section 10.08, the Company’s obligations under Section 10.07 shall continue for the benefit of the retiring Trustee.

Section 10.09. Successor Trustee by Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 10.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

Section 10.10. Eligibility; Disqualification.

The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 10. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 10.11. Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 10.12. Trustee or Agents May Hold Securities.

The Trustee, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 10.11, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01. Satisfaction and Discharge.

(a) This Indenture shall cease to be of further effect, and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(i) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 11.03) have been delivered to the Trustee for cancellation;

(ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company, including all Conversion Consideration, if any; and

(iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 10.07 shall survive.

(b) The Company may discharge its obligations to pay principal of and interest on the Securities when all Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably, subject to the limitations set forth in the following sentence, deposited or caused to be irrevocably, subject to the limitations set forth in the following sentence, deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose Cash in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal and interest, to the date of such deposit; provided, however, that the foregoing shall not affect the obligations of the Company to the Trustee under Section 10.07 hereof; provided, further, for the avoidance of doubt, that the foregoing shall not affect the Company’s obligations under Article 5 hereof.

Section 11.02. Application of Trust Money.

Subject to the provisions of Section 11.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders of Securities, all money deposited with it pursuant to Section 11.01(b) with respect to Securities and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and any interest on the Securities.

Section 11.03. Repayment to Company.

The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 11.01(b) and (ii) held by them at any time.

The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 11.04. Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 11.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01(b) until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 11.02; provided, however, that, if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

ARTICLE 12

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 12.01. Without Consent of Holders.

The Company, when authorized by a resolution of the Board of Directors, and the Trustee may amend or supplement the Indenture or the Securities without notice to or consent of any Holder:

(a) to comply with Section 5.11 and 8.01;

(b) to cure any ambiguity, or correct any defect or inconsistency; provided that any amendment or supplement to cure any ambiguity or correct any defect or inconsistency in the Indenture or the Securities that is made solely to conform the provisions of the Indenture and the Securities to the descriptions thereof contained in the offering memorandum relating to the Securities dated April 9, 2008, shall be deemed not to adversely affect the rights of any Holder;

(c) to make any other change that does not adversely affect the rights of any Holder;

(d) to comply with the provisions of the TIA;

(e) to add to the covenants of the Company for the equal and ratable benefit of the Holders or to surrender any right, power or option conferred upon the Company;

(f) to appoint a successor Trustee; or

(g) to provide for the issuance of Additional Securities as permitted by Section 2.16, which will have terms substantially identical to the other outstanding Securities except as specified in Section 2.16, and which will be treated, together with any other outstanding Securities, as a single issue of securities.

Section 12.02. With Consent of Holders.

The Company and the Trustee may amend or supplement the Securities or this Indenture with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of the Securities or this Indenture without notice to any Holder. However, notwithstanding the foregoing but subject to Section 12.04, without the written consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 9.04, may not:

(a) change the stated maturity of the principal of, or the date any installment of interest (including any Additional Interest) is due on, any Security;

(b) reduce the principal amount of or interest (including any Additional Interest) on, any Security;

(c) reduce the amount of principal payable upon acceleration of the maturity of any Security;

(d) change the place or currency of payment of principal of or interest (including any Additional Interest) on, any Security;

(e) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

(f) modify the provisions with respect to the purchase right of Holders pursuant to Article 3 upon a Fundamental Change in a manner adverse to the Holders of Securities;

(g) modify the provisions of this Indenture with respect to conversion of the Securities in a manner adverse to the Holders of Securities;

(h) modify the subordination provisions in Section 6 of this Indenture in a manner adverse to the Holders of Securities;

(i) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification or amendment; and

(j) modify any of the provisions of this Section or Section 9.04, except to increase any such percentage or to provide that certain provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

It shall not be necessary for the consent of the Holders under this Section 12.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 12.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 12.03. Compliance with Trust Indenture Act.

Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as applicable to indentures qualified thereunder at the date of such amendment or supplement.

Section 12.04. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it shall bind every applicable Holder, unless it makes a change described in any of clauses (a) through (j) of Section 12.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Section 12.05. Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 12.06. Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 12 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be provided with, and, subject to Section 10.01, shall be fully protected in relying upon, an Officers’ Certificate (accompanied by a resolution of the Board of Directors of the Company) and an Opinion of Counsel in accordance with Section 13.04 hereof, each stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

Section 12.07. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 13

MISCELLANEOUS

Section 13.01. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

Section 13.02. Notices.

Any demand, authorization, notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

Endo Pharmaceuticals Holdings Inc.

100 Endo Boulevard

Chadds Ford, Pennsylvania 19317

Attention: Chief Legal Officer

Facsimile No.: (610) 558-9684

if to the Trustee, to:

The Bank of New York

101 Barclay Street, 8 West

New York, New York 10286

Attention: Corporate Trust Administration

Facsimile No.: (212) 815-5707

Such notices or communications shall be effective when received.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 13.03. Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

Section 13.04. Certificate and Opinion as to Conditions Precedent.

(a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, if required, the Company shall furnish to the Trustee:

(i) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b) Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that the person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 13.05. Record Date for Vote or Consent of Securityholders.

The Company (or, in the event deposits have been made pursuant to Section 11.01, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 12.04, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

Section 13.06. Rules by Trustee, Paying Agent, Registrar and Conversion Agent.

The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

Section 13.07. Legal Holidays.

A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 13.08. Governing Law.

This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in such state.

Section 13.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10. No Recourse against Others.

All liability described in paragraph 15 of the Securities of any director, officer, employee or shareholder, as such, of the Company is waived and released.

Section 13.11. Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.12. Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 13.13. Severability.

In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.14. Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.15. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.16. Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND

ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

ENDO PHARMACEUTICALS HOLDINGS INC.

By:	/s/ Charles A. Rowland, Jr.
Name:	Charles A. Rowland, Jr.
Title:	EVP, CFO and Treasurer

THE BANK OF NEW YORK, as Trustee

By:	/s/ Mary Lagumina
Name:	Mary Lagumina
Title:	Vice President

SCHEDULE 4.02

The following table sets forth the increase in the Conversion Rate, expressed as a number of Additional Shares to be received per $1,000 principal amount of Securities:

Stock price

Effective date	$24.85	$25.00	$26.00	$28.00	$30.00	$35.00	$40.00	$45.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00

April 15, 2008	5.99	5.91	5.41	4.57	3.90	2.70	1.95	1.44	1.09	0.65	0.39	0.24	0.14	0.07
April 15, 2009	5.99	5.99	5.56	4.65	3.93	2.66	1.88	1.38	1.03	0.60	0.36	0.21	0.12	0.06
April 15, 2010	5.99	5.99	5.69	4.70	3.92	2.59	1.78	1.28	0.94	0.53	0.31	0.18	0.10	0.05
April 15, 2011	5.99	5.99	5.78	4.70	3.85	2.44	1.63	1.13	0.81	0.45	0.26	0.15	0.08	0.04
April 15, 2012	5.99	5.99	5.80	4.60	3.68	2.19	1.38	0.92	0.64	0.35	0.20	0.11	0.06	0.03
April 15, 2013	5.99	5.99	5.63	4.29	3.29	1.76	1.01	0.63	0.42	0.22	0.13	0.07	0.04	0.01
April 15, 2014	5.99	5.99	5.07	3.55	2.47	1.03	0.48	0.27	0.18	0.11	0.07	0.04	0.02	0.00
April 15, 2015	5.99	5.75	4.21	1.46	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

EXHIBIT A

[FORM OF FACE OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ENDO PHARMACEUTICALS HOLDINGS INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.] (1)

[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1. REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2. AGREES FOR THE BENEFIT OF ENDO PHARMACEUTICALS HOLDINGS INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(1)	This paragraph should be included only if the Security is a Global Security.

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(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.] (2)

[PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.] (2)

(2)	These paragraphs should be included only if the Security is a Transfer Restricted Security.

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ENDO PHARMACEUTICALS HOLDINGS INC.

CUSIP:	No.

1.75% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2015

Endo Pharmaceuticals Holdings Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or registered assigns, the principal sum of dollars ($             ) on April 15, 2015 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the reverse of this Security]. (3)

The Company shall pay interest at a rate of 1.75% per annum, on the principal amount of this Security payable as provided in the Indenture. The Company further agrees to pay Additional Interest as provided for, and under the circumstances specified in, Sections 7.10 and 9.02(b) of the Indenture.

This Security is convertible as specified on the reverse of this Security. Additional provisions of this Security are set forth on the reverse of this Security.

[SIGNATURE PAGE FOLLOWS]

(3)	This phrase should be included only if the Security is a Global Security.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ENDO PHARMACEUTICALS HOLDINGS INC.

By:
Name:
Title:

Trustee’s Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

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[FORM OF REVERSE OF SECURITY]

ENDO PHARMACEUTICALS HOLDINGS INC.

1.75% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2015

1.	INTEREST AMOUNTS

Endo Pharmaceuticals Holdings Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture hereinafter referred to), shall pay interest at a rate of 1.75% per annum, on the principal amount of this Security payable as provided in the Indenture. The Company further agrees to pay Additional Interest as provided for, and under the circumstances specified in, Sections 7.10 and 9.02(b) of the Indenture.

2.	METHOD OF PAYMENT

The Company shall pay any interest on this Security to the person who is the Holder of this Security at the close of business on April 1 or October 1, as the case may be, next preceding the related interest payment date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. Interest on the Security will be paid at a rate of 1.75% per annum, payable semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, the immediately following Business Day, commencing October 15, 2008. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of the maturity, conversion or purchase of the Security by the Company at the option of the Holder, interest shall cease to accrue on the Security. Notwithstanding any other provision hereof, however, the Company shall pay interest on the Final Maturity Date to the Holder of this Security on the Record Date immediately preceding the Final Maturity Date in respect of the period ending with the Final Maturity Date regardless of whether such Holder converts this Security.

3.	PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Initially, The Bank of New York (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder.

4.	INDENTURE, LIMITATIONS

This Security is one of a duly authorized issue of Securities of the Company designated as its 1.75% Convertible Senior Subordinated Notes due 2015 (the “Securities”), issued under an Indenture, dated as of April 15, 2008 (together with any supplemental indentures thereto, the “Indenture”), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them.

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5.	PURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the date of the Company’s choosing that is not less than 20 or more than 35 Business Days after the date on which the Company notifies the Holders of the Securities of the occurrence of the effective time of a Fundamental Change, at a purchase price equal to 100% of the principal amount thereof, together with any accrued and unpaid interest up to, but excluding, the Fundamental Change Purchase Date, payable in Cash. The Holder shall have the right to withdraw any Fundamental Change Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to 5:00 p.m. (New York City time) on the second scheduled Trading Day next preceding the Fundamental Change Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

6.	CONVERSION

A Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Cash and Common Stock at any time prior to the close of business on the second Business Day immediately preceding the maturity date, subject to the conditions set forth in Section 5.01 of the Indenture.

The initial Conversion Price is $29.20 per share, and the initial Conversion Rate is approximately 34.2466 shares of Common Stock, in each case subject to adjustment under certain circumstances as provided in the Indenture. No fractional shares will be issued upon conversion; in lieu thereof, the Company shall deliver a number of shares of Common Stock equal to the aggregate of the fractional shares otherwise deliverable for each Trading Day during the Conversion Period (rounding down to the nearest whole number) and Cash equal to the remainder multiplied by the Daily VWAP on the last Trading Day of the relevant Conversion Period.

A Security in respect of which a Holder had delivered a Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if the Fundamental Change Purchase Notice is withdrawn in accordance with the terms of the Indenture.

7.	SUBORDINATION

The Securities are subordinated in right of payment to Senior Indebtedness, as defined in the Indenture, on the terms set forth in Article 6 of the Indenture. To the extent provided in the Article 6 of the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture, authorizes the Trustee to give such provisions effect and appoints the Trustee as attorney-in-fact for such purpose.

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8.	DENOMINATIONS, TRANSFER, EXCHANGE

The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

9.	PERSONS DEEMED OWNERS

The Holder of a Security may be treated as the owner of it for all purposes.

10.	UNCLAIMED MONEY

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After any such payment, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11.	AMENDMENT, SUPPLEMENT AND WAIVER

Subject to the exceptions set forth in the Indenture, the Securities and the Indenture may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing default or Event of Default with respect to the Securities and its consequence or compliance with any provision of the Securities or the Indenture may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, correct any defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

12.	SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in the circumstances specified in the Indenture) shall be released from those obligations.

13.	DEFAULTS AND REMEDIES

Under the Indenture, an Event of Default with respect to the Securities includes: (i) default in the payment of any principal of any Security when the same becomes due and payable; (ii) defaults in the payment of Cash and shares of Common Stock (if any) owing upon conversion of any Security (including any Additional Shares), when the same becomes due and payable; (iii) default for 30 days in the payment of interest (including any Additional Interest) when the same becomes due and payable; (iv) failure by the Company for 60 days after notice to it to comply with any of its other agreements contained in the Securities or in the Indenture with

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respect to the Securities; (v) default in payment of the purchase price of any Security when the same becomes due and payable; (vi) failure to provide a Fundamental Change Purchase Notice when required; (vii) any Indebtedness for money borrowed of the Company or a Significant Subsidiary in an outstanding principal amount in excess of $37.5 million is not paid at stated maturity or is accelerated and such Indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded within the applicable grace period, if any, specified in the agreement or Instrument relating to such Indebtedness; (viii) the Company or a Significant Subsidiary fails to pay one or more final and non-appealable judgments entered by a court of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $37.5 million, if the judgments are not paid, discharged or stayed within 30 days; and (xi) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. If an Event of Default with respect to the Securities (other than as a result of certain events of bankruptcy, insolvency or reorganization specified in the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all unpaid principal to the date of acceleration on the Securities then outstanding to be due and payable immediately, all as and to the extent, and subject to the exceptions, provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization specified in the Indenture, all unpaid principal of the Securities then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest, including the failure to make Cash payments due upon conversion) if it determines that withholding notice is in their interests.

14.	TRUSTEE DEALINGS WITH THE COMPANY

The Bank of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

15.	NO RECOURSE AGAINST OTHERS

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

16.	AUTHENTICATION

This Security shall not be valid until the Trustee or an authenticating agent manually or by facsimile signs the certificate of authentication on the face of this Security.

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17.	ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Security but not specifically defined herein are used herein as so defined.

18.	INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in such state.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Endo Pharmaceuticals Holdings Inc., 100 Endo Boulevard, Chadds Ford, Pennsylvania 19317, Attention: Chief Financial Officer.

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ASSIGNMENT FORM (4)

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.
(4)	This form should be included only if the Security is a Certificated Security.

A-R-6

CONVERSION NOTICE (4)

To convert this Security into Common Stock of the Company, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $             .

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.
(4)	This form should be included only if the Security is a Certificated Security.

A-R-7

OPTION TO ELECT REPURCHASE

UPON A FUNDAMENTAL CHANGE (4)

To: Endo Pharmaceuticals Holdings Inc.

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Endo Pharmaceuticals Holdings Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at a purchase price equal to the Fundamental Change Purchase Price, payable in Cash.

Dated:

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be redeemed (in an

integral multiple of $1,000, if less than

all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

(4)	This form should be included only if the Security is a Certificated Security.

A-R-8

SCHEDULE OF EXCHANGES OF SECURITIES (5)

The following exchanges, redemptions, repurchases or conversions of a part of this Global Security have been made:

Principal Amount of this Global Security Following Such Decrease Date of Exchange (or Increase)	Authorized Signatory of Securities Custodian	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security

(5)	This schedule should be included only if the Security is a Global Security.

A-R-9

EXHIBIT B

FORM OF TRANSFER CERTIFICATE FOR TRANSFER

OF RESTRICTED COMMON STOCK

[NAME AND ADDRESS OF COMMON STOCK TRANSFER AGENT]

Re:	Endo Pharmaceuticals Holdings Inc. 1.75% Convertible Senior Subordinated Notes Due 2015 (the “Securities”)

Reference is hereby made to the Indenture dated as of April 15, 2008 between the Company and the Trustee (the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to                      shares of Common Stock [that are to be] [represented by the accompanying certificate(s) that were] issued upon conversion of Securities and which are held in the name of [name of transferor] (the “Transferor”) to effect the transfer of such Common Stock.

In connection with the transfer of such shares of Common Stock, the undersigned confirms that such shares of Common Stock are being transferred:

CHECK ONE BOX BELOW:

☐ To the Company or any Subsidiary thereof.

☐ To a person the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), in accordance with Rule 144A under the Securities Act.

☐ Pursuant to another available exemption from the registration requirements of the Securities Act.

B-1

Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if the third box is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, including opinions of counsel, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

[Name of Transferor],

By:
Name:
Title:

Dated:

B-2